Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C Section 1350,
As Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Not Filed Pursuant to the Securities Exchange Act of 1934

In connection with the Quarterly Report of Ohr Pharmaceutical, Inc (the “Company”) on Form 10Q for the period ending March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof )the “Report”), I, Irach Taraporewala, Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 17, 2010

/s/ Irach Taraporewala
Irach Taraporewala
Chief Executive Officer